Exhibit 5.1

OPINION OF DEBORAH J. DEPAOLI

June 12, 2017

Viad Corp
1850 North Central Avenue, Suite 1900
Phoenix, Arizona 85004-4565

Re:	Viad Corp Registration Statement on Form S-8

Ladies and Gentlemen:

This opinion is provided for use in connection with the registration by Viad Corp, a Delaware corporation (the “Company”), on Form S-8 (the “Registration Statement”), under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of 1,750,000 shares of the Company’s Common Stock, par value $1.50 per share (“Common Stock”), issuable pursuant to the 2017 Viad Corp Omnibus Incentive Plan (the “Plan”).

In arriving at this opinion, I have examined such corporate instruments, documents, statements and records of the Company and others as I have deemed relevant and necessary or appropriate for the purposes of this opinion.

I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals, the conformity to original documents of all the documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

This opinion is limited to the General Corporation Law of the State of Delaware and the federal securities laws of the United States, in each case, as in effect on the date hereof.

Based upon the foregoing and subject to the qualification and limitations set forth herein, I am of the opinion that the 1,750,000 shares of Common Stock to be sold pursuant to the Registration Statement, when issued and delivered in accordance with the terms of the Plan and the Registration Statement, will be legally issued, fully paid and nonassessable securities of the Company.  I assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising after the date of effectiveness of the Registration Statement that might affect the opinion expressed herein.

I hereby consent to the reference to my name in the Registration Statement and further consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement.  In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the U.S. Securities and Exchange Commission.

Very truly yours,

/s/ DEBORAH J. DEPAOLI
Deborah J. DePaoli